Exhibit 10.1

PROMISSORY NOTE

$106,200,000.00	Wakefield, Massachusetts

December 29, 2011

For value received, FSP 50 SOUTH TENTH STREET CORP., a Delaware corporation (hereinafter called “Maker”), promises to pay to the order of FRANKLIN STREET PROPERTIES CORP., a Maryland corporation (hereinafter, together with any subsequent holder hereof, called “Lender”), or assigns, at its office at 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880, or at such other place as Lender may from time to time designate in writing, the principal sum of One Hundred Six Million Two Hundred Thousand and No/100ths Dollars ($106,200,000.00) or so much thereof as may have been advanced to or for the benefit of Maker and remains unpaid from time to time (hereinafter called “Principal Balance”), with interest on the Principal Balance, until paid in full, at the rates per annum hereinafter specified, in coin or currency, which, at the time or times of payment, is legal tender for the payment of public and private debts in the United States of America, all in accordance with the terms hereinafter set forth.

If not paid in accordance with the terms hereof, the Principal Balance, together with all unpaid interest accrued thereon, shall be due and payable, in full, on December 31, 2013 (hereinafter called “Maturity Date”).

From and after the date hereof, and until the date on which this Note is paid in full, Maker shall pay interest on the Principal Balance at the rates and on the dates provided in that certain Loan Agreement dated of even date herewith, by and between Maker and Lender (which Loan Agreement, together with any extensions, amendments, renewals, supplements, modifications, substitutions, restatements and replacements thereof and therefor, is herein called “Loan Agreement”), the terms of which are hereby incorporated herein by reference. This is the “Note” described in the Loan Agreement, and it is entitled to the benefits thereof.

All interest payable hereunder shall be computed on the basis of a 360 day year, but shall be charged for the actual number of days principal is unpaid. However, in no event shall the interest rate payable hereunder or under the Loan Agreement ever exceed the maximum rate permitted by applicable law (if any such maximum rate is established by applicable law), and such maximum rate shall change if and when applicable law changes to permit a higher maximum rate.

All unpaid, accrued interest shall be paid in full at the time the Principal Balance is paid in full. If the entire Principal Balance, and all interest accrued thereon, have not been repaid on or before the Maturity Date, then the entire Principal Balance shall (without notice to or demand upon Maker) become due and payable on said date, together with all unpaid, accrued interest thereon, and with interest computed thereon from and after that date at the Default Rate (as that term is defined in the Loan Agreement), until the Principal Balance and all interest accrued thereon are paid in full.

In the event that any required payment of principal and/or interest hereunder (except the payment due on the Maturity Date) is not made within five (5) days after the date when due, Maker shall pay to Lender a late payment charge equal to five percent (5%) of the amount of the overdue payment, for the purpose of reimbursing Lender for a portion of the expense incident to handling the overdue payment.

Maker and Lender agree that no payment of interest or other consideration made or agreed to be made by Maker to Lender pursuant to this Note, the Mortgage (as that term is hereinafter defined), the Loan Agreement or any other instrument referring to or securing this Note shall, at any time, be deemed to have been computed at an interest rate in excess of the maximum rate of interest permissible by law, if any. In the event such payments of interest or other consideration provided for in this Note, the Mortgage, the Loan Agreement or any other instrument referring to or securing this Note shall result in payment of an effective rate of interest which, for any period of time, is in excess of the limit of the usury law or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party or parties hereto, be applied to the Principal Balance immediately upon receipt of such monies by Lender with the same force and effect as though Maker had specifically designated, and Lender had agreed to accept, such extra payments as a principal payment, without premium or penalty. If principal has been fully paid, any such excess amount shall be refunded to Maker. This provision shall control over every other obligation of Maker and Lender hereunder, under the Mortgage, under the Loan Agreement and under any other instrument which refers to or secures this Note.

Otherwise, all payments made hereunder shall be applied to any late payment charge then due, to accrued interest, to the Principal Balance then due and, if Lender has advanced any sums under the terms of any instrument which secures this Note, to repayment of the funds so advanced, even though the same have become part of the Principal Balance, together with interest on such advances from the date advanced at the Default Rate, in such order as Lender, at its option, may elect.

The Principal Balance and any accrued interest thereon may be prepaid in full or in part at any time and from time to time, without premium or penalty, only as, if, when and in the manner provided for in the Loan Agreement.

The payment and performance of this Note are secured by a Combination Mortgage, Security Agreement and Fixture Financing Statement of even date herewith executed by Maker to Lender, and covering certain real property in Hennepin County, Minnesota, as described therein (herein, together with any extensions, amendments, renewals, supplements, modifications, substitutions, restatements and replacements thereof and therefor, called “Mortgage”), and by other documents executed and delivered by Maker (hereinafter collectively called “Other Security Documents”, and each called an “Other Security Document”), all of even date herewith. (The Mortgage and the Other Security Documents are sometimes herein collectively called “Security Documents”.)

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Time is of the essence hereof. In the event any payment of any principal or interest due hereunder, or any part thereof, is not paid when payment thereof is due hereunder, and such failure continues for five (5) days following delivery of written notice thereof from Lender to Borrower, or in the event of any default in the performance of or compliance with any of the other covenants or conditions of this Note (hereinafter called an “event of default”), or in the event of the occurrence of an event of default under the Mortgage, the Loan Agreement, or any of the Other Security Documents, then, in any such case, the entire Principal Balance, with all accrued interest thereon, together with all other sums secured by the Security Documents, shall, at the option of Lender, become immediately due and payable, without notice, demand or presentment for payment, and without notice of intention to accelerate or of acceleration, at the place of payment aforesaid. Failure to exercise this option, however often, shall not constitute a waiver of the right to exercise it thereafter. From and after the date of occurrence of any such event of default, and from and after the Maturity Date, interest shall accrue on the Principal Balance at the Default Rate and shall be payable on the first Business Day of each calendar month or on demand, at Lender’s option; provided, however, that if all events of default are corrected and the indebtedness evidenced hereby is fully reinstated in accordance with Minnesota law, the interest payable thereon shall again be computed at the rates otherwise provided for in the Loan Agreement, unless and until another event of default shall occur. Except as herein expressly provided, no modification or amendment of the terms of this Note shall be effective unless made in a writing signed by Maker and Lender.

Maker hereby guaranties payment of this Note, and waives demand for payment, presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of intent to foreclose on any collateral securing this Note, all other notices as to this Note, diligence in collection as to each and every payment due hereunder, and all other requirements necessary to charge or hold Maker to any obligation hereunder, and agrees that, without any notice, Lender may take additional security herefor or may release any or all security herefor, or alone, or together with any present or future owner or owners of any property covered by the Mortgage or by any Other Security Document, may from time to time extend, renew, or otherwise modify the date or dates or amount or amounts of payment above recited, or Lender may from time to time release any part or parts of the property and interests subject to the Mortgage or the Other Security Documents from the Mortgage and/or the Other Security Documents, with or without consideration, and that, in any such case, each Maker, co–maker, endorser, surety and guarantor shall continue to be bound hereby and to be liable to pay the unpaid balance of the indebtedness evidenced hereby, as so additionally secured, extended, renewed or modified, and notwithstanding any such release; and further agrees to pay all costs and expenses of collection, including court costs and attorneys’ fees (prior to trial, at trial and on appeal) incurred in collecting the indebtedness evidenced hereby, or in exercising or defending, or obtaining the right to exercise, the rights of Lender hereunder, under the Loan Agreement or under any Security Document, whether suit be brought or not, and in foreclosure, in bankruptcy, insolvency, arrangement, reorganization and other debtor–relief proceedings, in probate, in other court proceedings, or otherwise, whether or not Lender prevails therein, and all costs and expenses incurred by Lender in protecting or preserving the property and interests which are subject to the Mortgage and/or the Other Security Documents.

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Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by Lender. All rights and remedies of Lender under the terms of this Note, under the terms of the Loan Agreement and/or of any Security Document, and under any statutes or rules of law shall be cumulative and may be exercised successively or concurrently. Maker agrees that Lender shall be entitled to all the rights of a holder in due course of negotiable instruments. Any provision of this Note which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

This Note is made with reference to and shall be construed in accordance with and governed by the internal laws of the State of Minnesota, without giving effect to conflict of laws principles thereof, for all purposes, including but not limited to the purpose of determining the maximum rate of interest, if any, which may be lawfully received hereunder by the holder hereof.

MAKER, BY EXECUTION HEREOF, AND LENDER, BY ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE.

The provisions of Section I.11 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force and effect as if fully set forth herein.

IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered as of the day and year first above set forth.

FSP 50 SOUTH TENTH STREET CORP.,
a Delaware corporation

By: /s/ George J. Carter
Name: George J. Carter
Title: President

Maker

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